UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2017

WideOpenWest Finance, LLC

(Exact name of registrant as specified in its Charter)

Delaware	333-187850	31-1811298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7887 East Belleview Avenue, Suite 1000 Englewood, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (720) 479-3500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The information under this caption is furnished by WideOpenWest Finance, LLC (the “Company”) in accordance with Securities and Exchange Commission Release No. 33-8216. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On December 18, 2016, the Company redeemed the remaining $89.0 million in principal amount of its outstanding 13.375% Senior Subordinated Notes (the “Notes”), pursuant to the procedures set forth in the Indenture, dated as of July 17, 2012 (as supplemented from time to time) by and among the Company, WideOpenWest Capital Corp., the guarantors thereto, and Wilmington Trust, National Association, as trustee. In addition to the principal payment, the Company paid $6.0 million in early call premium and $5.1 million in accrued interest in connection with the redemption. Following the redemption, no principal amount remains outstanding under the Notes.

Additionally, on February 1, 2017 the Company released an update to narrow previously provided guidance for the year ended December 31, 2016, and to provide preliminary guidance for the year ended December 31, 2017. The updated information is contained in the presentation attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

The following items are included as Exhibits to this report and incorporated herein by reference:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEOPENWEST FINANCE, LLC
Date: February 1, 2017	By:	/s/ Richard E. Fish, Jr.
Richard E. Fish, Jr.
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Presentation